UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2009

PERF-GO GREEN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-141054	20-3079717
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

12 East 52nd Street, 4th Floor, New York, New York 10022

(Address of principal executive offices) (zip code)

(212) 935-3550

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2009, Perf-Go Green, Inc., (“Perf”) a wholly owned subsidiary of Perf Go-Green Holdings, Inc. (the “Registrant”) entered into Supply and Factoring Agreements with Star Funding, Inc. (“Star Funding”) pursuant to which Star Funding will provide, on a discretionary basis, a combined credit facility of $10 million for purchase order financing and factoring. The purchase order finance portion of the facility will enhance Perf’s ability to manufacture and import its biodegradable products, and is caped at $5 million. The factoring facility will enhance working capital by supplying adequate liquidity so Perf can meet its obligations in a timely fashion. This financing may be made via direct payment to Perf’s suppliers, issue or cause the issuance of letters of credit, and/or advances to Perf. Perf will be required to pay Star Funding an amount equal to 2.0% per month of all “Expenses” (as defined in the Supply Agreement) associated with the purchase of any goods under the Supply Agreement, including letter of credit fees, if any, which will equal 0.50% of the face amount of any letter of credit. As collateral security for all of Perf’s obligations under the Supply Agreement, Perf and the Registrant granted Star Funding a security interest in all of the companies’ assets. The Supply Agreement is for an initial term of one year.

The Factoring Agreement with Star Funding pursuant to which Star Funding has agreed to purchase certain accounts receivable of Perf under the Supply Agreement. Perf has agreed to pay Star Funding a factoring commission of up to 1.5% of the gross amount of each receivable under the Factoring Agreement provided, however, that Perf has agreed that Star Funding will receive a minimum of $100,000 in commissions under the Factoring Agreement in the first 12 months. If a shortfall in commissions should occur during the year, Perf has agreed to pay Star Funding the shortfall by which commissions are less than $100,000. As collateral security for all of Perf’s obligations under the Supply Agreement, Perf and the Registrant granted Star Funding a security interest in all of the companies’ assets. The Factoring and the Supply Agreements are for an initial term of one year.

To further secure Perf's obligations under the Supply Agreement and the Factoring Agreement (as discussed below), the Registrant has executed (i) a Guarantee and (ii) Stock Pledge Agreement. Under the terms of the Guaranty, Registrant agreed to guaranty the obligations owed by Perf to Star Funding under the Supply Agreement and Factoring Agreement. As security for its obligations under the Guaranty, Registrant pledged all of the outstanding shares of Perf pursuant to the terms of the Stock Pledge Agreement.

Anthony Tracy, Chief Executive Officer of the Registrant and Perf, Michael Caridi, Chief Operating Officer of the Registrant and Perf and Louis Giusto, Chief Financial Officer of the Registrant and Perf, executed a Validity Guaranty under which each of these officers has guaranteed the obligations of Perf and the Registrant solely in the event of any act of fraud, willful breach or intentional misrepresentation by such officer with respect to the transaction documents and the Company’s inventory, customers, purchase orders or accounts receivable.

The parties also entered into a Subordination Agreement between the Registrant, Star Funding and the holders (the “Noteholders”) of the Registrant’s 10% Senior Secured Convertible Debentures dated May 13, 2008 and June 10, 2008 (the “Notes”) whereby the Noteholders agreed to subordinate their first priority security interest in all of the assets of the Registrant and

Perf to the security interest granted to Star Funding with the exception of certain IP Collateral (as defined in the Subordination Agreement).

In consideration for the Noteholder’s consent to the execution, delivery and performance by the Registrant and Perf. of the Supply Agreement, the Factoring Agreement and the other Senior Credit Documents (as defined in the Subordination Agreement) and the transactions contemplated thereby, the Company has (i) reduced the fixed conversion price on the Note from $0.75 to $0.50, (ii) reduced the exercise price on the warrants issued to each of the current Noteholders from $1.00 to $0.50 and adjust the number of shares underlying such warrant issued to each of the current Noteholders in (the “Warrants”) accordance with the anti-dilution provisions set forth in the warrant and (iii) issued each of the Noteholders an additional warrant at an exercise price of $0.50 (the “Additional Warrants”). The number of shares the Additional Warrants are exercisable into is calculated by dividing the outstanding principal amount of such Note by the new conversion price. The schedule attached hereto as Exhibit 99.1 provides a breakdown of the shares issuable upon the conversion of the Notes and the exercise of the Warrants and the Additional Warrants as a result of these changes. As a result of the reduction in the conversion price, the number of shares issuable upon conversion of all of the Notes increased from 7,200,000 to 10,800,000, in the aggregate. As a result of the adjustment in the number of shares underlying the Warrants, the number of shares issuable upon exercise of the Warrants increased from 7,200,000 to 14,400,000, in the aggregate. As a result of the issuance of the Additional Warrants, the Company may issue up to 10,800,000 shares of common stock upon exercise of the Additional Warrants. The Noteholders agreed to waive any default which may have occurred as a result of the transaction with Star Funding in consideration of the foregoing.

As a result of the reduction in the fixed conversion price on the Note and the reduction in the exercise price of the warrant, pursuant to the anti-dilution provisions contained in the warrants to purchase common stock issued to certain investors in connection with (i) the Registrant’s private placement effectuated in May and June 2008 and (ii) the Registrant’s share exchange transaction effectuated in May 2008, will be adjusted in accordance with the terms of such warrants.

In conjunction with entering into the Credit Facility, the Registrant issued Star Funding warrants to purchase 800,000 shares of our common stock with an exercise price of $1.00 per share (the “Star Funding Warrant”).

This description of the above referenced agreement does not purport to be complete and is qualified in its entirety by reference to such agreement attached hereto as an exhibit, which is incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 – Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

Exhibit.

Number	Description

10.1.Waiver Letter

99.1 Chart regarding effects of changes in conversion price on Note and exercise price of Warrants and Additional Warrants.

.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perf-Go Green Holdings, Inc.

March 25, 2009	By:	/s/ Anthony Tracy
Anthony Tracy
Chief Executive Officer